EXHIBIT 10.9

                                              Agreement Number: 1995-21-E

EduTECH

                                 EduTECH
                            DEALER AGREEMENT

     THIS AGREEMENT made this 1st day of JANUARY, 1995 between EduTECH (the "Company") of Pittsburg, Kansas, United States of America, incorporated and organized under the laws of the State of Kansas and LAB TECHNOLOGIES (the "Dealer"). This agreement supersedes any agreement previously entered into between Company and Dealer.

     1.   PRODUCTS

          The term "Products" as used in this agreement includes those items listed in the attached Exhibit A and such additions and deletions as may be made by Company from time to time.

     2.   GRANT OF SELLING PRIVILEGE

          Company hereby grants to Dealer the right to sell the Company's products to public and private educational or training agencies or institutions which are organized and operated for the primary purpose of education, and which, as part of that purpose, engage or intend to engage in training concepts within the trade territory specified in Exhibit B (the "Territory"). Dealer will not resell the Company's products to any other reseller. Dealer understands that this is not an exclusive right to sell the Company's products in this Territory, unless otherwise specified in Exhibit B.

     3.   UNAUTHORIZED SALES.

          If Dealer makes a sale which is not within the scope of selling privilege set forth in Article 2 above, such Dealer shall not be entitled to any discount or commission thereon. Should such a sale or sales be discovered by Company at any time, Company shall be entitled to a refund or offset (of Company's choice) as to any such commission paid or discount extended by Company, plus an administrative expense fee of twenty-percent of the gross sales price of such unauthorized sale. In addition to the foregoing, Company shall have the right to terminate such Dealer's Dealer Agreement immediately upon written notice to such Dealer.

     4.   AGREEMENT TO SELL

          Dealer hereby accepts the above right to sell the Products and agrees to make all sales in accordance with this agreement. Dealer further agrees to use best efforts to sell and promote the Products and to provide trained personnel in reasonably sufficient number to demonstrate the product and meet sales goals as established by Company and Dealer.

     5.   NO AGENCY CREATED

          It is agreed that this agreement does not constitute Dealer the agent or legal representative of Company for any purpose whatsoever. Dealer is not granted any right or authority to assume or to create any obligation of responsibility, express or implied, on behalf of or in the name of Company, or to bind Company in any manner or thing whatsoever.

A DEPCO, INC.                                                      Page 1
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                     316-231-9006 * FAX 316-231-0024

EduTECH

6.   RENEWAL AND CANCELLATION

          This agreement shall be in force through the final day of the year 1994, commencing the date stated previously, and shall govern all transactions and relations between the parties unless canceled or terminated. Either party may cancel or terminate this agreement at any time, with or without cause, by notice in writing, which termination shall be effective thirty (30) days after receipt of such notice, which shall be deemed received five (5) days after the same has been deposited in the United States mail, postage prepaid, and sent certified mail.

          It is understood that any bona fide customer order which may have been taken by Dealer prior to receipt of notice of cancellation shall not in any way be subject to Company's approval and acceptance, and settlement shall be made on a basis agreeable to both Company and Dealer. It is agreed that such cancellation or termination will not release Dealer or Company from any obligation to make payment of any sum which may be owed to the other at the time of such cancellation.

          This agreement will automatically renew upon the expiration of each one (1) year term for an additional twelve (12) months unless otherwise canceled or terminated.

     7.   MERGER

          No change, addition, or erasure of any portion of this agreement (except the filling in of the blank lines) shall be valid or binding upon either party unless specifically signed by an authorized representative of each party hereto. This agreement supersedes all previous agreements between the parties, whether written or oral, and sets forth the entire agreement between them, and there are no other agreements, written or oral, between the parties relating to the subject mater hereof.

     8.   PRICES AND TERMS

          The Dealer agrees to pay the Company Dealer prices, according to the Dealer Price List. Schedule of Prices may be changed from time to time by Company without prior notice.

          Unless otherwise agreed to and upon satisfactory evidence of creditworthiness, all sales on account shall be net thirty (30) days and shall bear interest at the lesser of one and one-half percent (1 1/2%) per month or the highest amount allowable by law. Dealer shall have the sole responsibility for collecting, remitting, and accounting for any applicable sales, use, or value added tax applicable to the resale of Products by the Dealer.

     9.   ACCEPTANCE OF ORDERS

          All orders or Products received from Dealer by Company are subject to acceptance by Company and Company agrees that it will endeavor to fill the accepted orders as promptly as practicable, subject, however, to delays caused by Government, labor or material shortages, strikes, fires or any other cause beyond Company's control. Dealer expressly releases Company from liabilities for any loss or damage arising from the failure of company to fill any orders of Dealer.

A DEPCO, INC.                                                      Page 2
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                    316-231-9006 * FAX 316-231-0024

EduTECH

     10.  PLACE OF BUSINESS

          Dealer agrees to maintain a place of business reasonably satisfactory to Company and Company shall have the right at all reasonable times during normal business hours to inspect Dealer's place of business.

     11.  AGREEMENT NOT ASSIGNABLE

          This agreement constitutes a personal agreement and Dealer may not transfer or assign this agreement or any right or duty hereunder without Company's consent.

     12.  NO IMPLIED WAIVERS

          The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

     13.  GOVERNING LAW AND JUDICIAL PROCEEDINGS

          The provisions of this Agreement, in substance, meaning and procedure, shall be governed by the laws of the State of Kansas. Any judicial proceeding by or against either party with respect to this Agreement (including nonpayment) shall be brought in any state or federal court of competent jurisdiction located within the State of Kansas, and, by execution of this Agreement. Dealer accepts the exclusive jurisdiction of such courts and agrees to be bound by any judgment or order rendered thereby in connection with this Agreement, whether in law or equity. Dealer expressly waives any defense Dealer may have based on lack of personal jurisdiction. Dealer also expressly waives personal service of process and consents to service of process by certified mail, return receipt requested. Dealer waives trial by jury in any judicial proceeding brought by either party to this Agreement involving directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement.

     14.  CHANGES AND UPDATES TO PRODUCTS OR DESIGN

          Company reserves the right to change the design of any Product or part thereof at any time without notice to Dealer. If any such change is made, there will be no obligation on Company to make such changes upon any products shipped upon the orders of Dealer, nor shall Company be obligated to make a similar change on any Product or parts previously shipped to Dealer, or to instal or furnish any other or different parts than were thereon when shipment was made.



A DEPCO, INC.                                                      Page 3
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                    316-231-9006 * FAX 316-231-0024

EduTECH

     15.  DISCLOSURE OF CONFIDENTIAL INFORMATION

          Dealer recognizes that during the course of the Dealer Agreement, Dealer may have access to certain confidential information, trade secrets, and other proprietary information which are valuable, special and unique assets of the Company. Dealer will not disclose such information or any part thereof to any person, firm, corporation, partnership, association or any other entity, whatsoever. In the event of a breach or threatened breach by Dealer, the Company shall be entitled to an injunction restraining the Dealer from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, partnership, association or other entity to whom such information in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from the Dealer.

     16.  WARRANTY

          Company warrants its Products to be free from defects in materials and workmanship under normal use for a period of one year from the date of receipt, unless specified differently. The Company is not liable for any other products and equipment, which are not Products of the Company.

     17.  AUTHORITY TO MAKE AGREEMENT

          This agreement is not valid or binding until and unless executed by the President or duly authorized executive officer of Dealer and Company.

DEALER: Lab Technologies           COMPANY: EduTECH (A DEPCO, Inc.
                                             Company)

Gary Nelson                        Dennis Hurt
-----------------------------      -------------------------------
(Print Name)                       (Print Name)

Owner                              Vice President/General Manager
-----------------------------      -------------------------------
(Print Title)                      (Print Title)

1/30/95                            3-24-95
-----------------------------      -------------------------------
(Date)                             (Date)


/s/ GARY NELSON                    /s/ DENNIS HURT
-----------------------------      -------------------------------
(Signature)                        (Signature)










A DEPCO, INC.                                                      Page 4
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                    316-231-9006 * FAX 316-231-0024

EduTECH

                                              Agreement Number: 1995-21-E

                                Exhibit A
                            Dealer Agreement

PRODUCTS (Aldus Specific)

     "Explorations in Pagemaker"

PRODUCTS (Autodesk Specific)

     "Explorations in 3D-Studio" 1
     "Explorations in Animation"
     "Explorations in Animator Pro"
     "Explorations in AutoCAD" 1
     "Explorations in AutoCAD" 2
     "Explorations in Autosketch"

PRODUCTS (Eshed Specific)

     "Explorations in Robotics"

PRODUCTS (Light Machines Specific)

     "Explorations in Engraving"
     CAD/CAM Lathe 1 Activity Guide
     CAD/CAM Mill 1 & 2 Activity Guides
     CNC Lathe Acrylic Chess Set Project
     CNC Lathe Screwdriver Project
     CNC Mill Cube 1 Project
     CNC Mill Projects

PRODUCTS (EduTECH Specific)

     Building Construction TLU
     CNC Engraving TLU
     Digital Music (MIDI) TLU
     Flight Simulator TLU
     Flight Trainer TLU
     Graphic Design TLU
     Laser Applications TLU
     Manual Drafting TLU
     Multimedia TLU
     Residential Plumbing TLU
     Residential Wiring TLU
     SchedulTECH

     TLU (Technology Learning Unit)
     Products listed above are developed by DEPCO, Inc.

A DEPCO, INC.
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                     316-231-9006 * FAX 316-231-0024

EduTECH
                                               Contract Number: 1995-21-E

                                Exhibit B
                            Dealer Agreement



TERRITORY

Arizona . . . . . . . . . . .Right to sell All Products
Colorado. . . . . . . . . . .Right to sell All Products
Idaho . . . . . . . . . . . .Right to sell All Products
Montana . . . . . . . . . . .Right to sell All Products
New Mexico. . . . . . . . . .Right to sell All Products
Utah. . . . . . . . . . . . .Right to sell All Products
Wyoming . . . . . . . . . . .Right to sell All Products









A DEPCO, INC.
  Company
     1008 West 4th Street * PO Box 178 * Pittsburg, Kansas 66762 *
                     316-231-9006 * FAX 316-231-0024